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                                                          EXHIBIT 21.1




                           SUBSIDIARIES OF REGISTRANT



  Name                                                    State of Incorporation
  ----                                                    ----------------------


1. NextWave Personal Communications Inc.                  Delaware

2. NextWave Wireless Inc.                                 Delaware

3. TELE*Code Inc.                                         Delaware

4. NextWave Partners Inc.                                 Delaware